                                  EXHBIT 10.23

CERTAIN INFORMATION FROM THIS DOCUMENT HAS BEEN REDACTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST BY CLICKSOFTWARE TECHNOLOGIES LTD. UNDER 17 C.F.R.SS.SS.200.80(B)(4), 200.83 AND 240.24B-2 AND SUBMITTED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                TEAMING AGREEMENT





                                     BETWEEN




                         CLICKSOFTWARE TECHNOLOGIES LTD.




                                       AND




                           IBM UNITED KINGDOM LIMITED


                                1ST OF JULY, 2004

                                TEAMING AGREEMENT

This Teaming Agreement comes into force on the 1st of July 2004 ("Effective Date"), and is entered into between ClickSoftware Technologies Ltd. ("ClickSoftware"), with its principal office located at 34 Habarzel Street, Tel Aviv, Israel and IBM United Kingdom Ltd ("IBM"), having an office located at PO Box 41, North Harbour, Portsmouth, Hampshire, PO6 3AU United Kingdom ("Agreement"). This Agreement establishes the basis for a teaming relationship that will provide a joint offering in the following solution areas: Workforce Management, Field Force Automation and Asset Monitoring. The purpose of this Agreement is to outline the framework of the teaming relationship and specify how the Parties will work with one another in the marketing, promotion and sale of jointly delivered solutions comprised of ClickSoftware Core Competencies and IBM Core Competencies to customers in the enterprise business environment ("Joint Initiatives"). ClickSoftware and IBM shall be referred to in the singular as a "Party" and collectively as the "Parties".

1.      DEFINITIONS

AFFILIATES are entities that are owned or controlled directly or indirectly (by more than 50% of its voting stock, or if not voting stock, decision-making power) by a Party or by its parent company.

CORE COMPETENCIES are the selected competencies, provided by ClickSoftware and IBM, as applicable

        o CLICKSOFTWARE'S CORE COMPETENCIES are the selected competencies provided by ClickSoftware as described in Attachment A-1.

        o IBM'S CORE COMPETENCIES are the selected competencies provided by IBM as described in Attachment A-2.

The combination of IBM Core Competencies and ClickSoftware Core Competencies are hereinafter referred to as ("Joint Solution (s)")

CUSTOMER is the entity that (1) executes a contract for Products and Services and (2) acquires Products and/or Services for its own use and not for resale.

MACHINE is a machine, its features, conversions, upgrades, elements, or accessories, or any combination of them. The term "Machine" includes either Party's machines and any non-IBM or non-ClickSoftware machine including other equipment that either Party may provide to the Party acting in the role of Prime as defined below or directly to a Customer as authorized by the Prime in a Transaction Document.

MANAGEMENT COUNCIL shall mean the representatives of the Parties as described in
Section 4.B herein.

MARKETING MATERIALS are Product brochures, manuals, technical specification sheets, demonstrations, presentations, Product education and training materials, Product descriptions used in electronic online service, and other marketing sales literature provided by a Party for the other Party's use in the performance of its marketing activities.

PRODUCT is any IBM, ClickSoftware or other equipment manufacturer Program and / or Machine.

PROGRAM is the following, including the original and all whole or partial copies:

        1.      machine-readable instructions and data;
        2.      components;
        3. audio-visual content (such as images, text, recordings, or pictures);
        4.      related licensed materials; and
        5. ClickSoftware Program Products as described in the Software and Services Engagement Agreement between the Parties (number 4903GR0860) dated as of March 1, 2004 (the "SSEA").

The term "Program" does not include licensed internal code or materials which are usually incorporated into a Machine.

PRIME means the entity that is responsible for the overall implementation and sale of a Joint Solution to a specific Qualified Lead or Customer as set forth in greater detail in Section 6.

PROJECT OFFICE shall mean the office or function established by the Parties to fulfill the obligations as set forth in Section 4.A herein.

QUALIFIED LEADS are prospective customers that meet the following criteria: i) the prospective customer has sufficient financial resources to acquire the Joint Solution; ii) the engaged person or persons at the prospective customer are able to make and execute acquisition and financial decisions on behalf of the company; iii) the Party providing the lead and the person referenced in subsection ii) above agree that the prospective customer has a business need that the Joint Solution will satisfy; and iv) the person referenced in subsection ii) above has identified a time within the next six (6) months in which his company will determine whether to implement a Joint Solution.

SERVICE is performance of a task such as project management, engineering, programming, consultation, education, training, installation, maintenance, site preparation, facilities management or operations support, or use of a resource (such as an informational database or a network and associated enhanced communication and support) that the Sub makes available to the Prime or to the Customer as authorized in a Transaction Document by the Prime.

SUB means the entity that will perform the undertaking specified in the applicable Transaction Document.

TERRITORY means worldwide, subject to IBM's being registered to do business within the relevant country. Future changes to the Territory will be determined by the Management Council as described in Section 4.B herein.

TRANSACTION DOCUMENT shall mean a detailed, written allocation of tasks, responsibilities and fees, approved in writing by both parties, regarding the provision of a Joint Solution to each Qualified Lead or Customer.

2.      SCOPE

ClickSoftware and IBM recognize the need to focus on their Core Competencies and maximize their respective competitive advantages in the marketplace. Additionally, the market opportunity for Pervasive/Wireless e-Business services and solutions is growing faster than their respective organizations are currently capable of pursuing. In order to meet this market opportunity, ClickSoftware and IBM have decided to form this teaming relationship that will enable the Parties to coordinate their efforts to provide innovative and effective information technology solutions to customers of both ClickSoftware and IBM. This relationship will draw on the knowledge, expertise and resources of the Parties to put in place business processes and solutions necessary to deliver Joint Solutions to Customers in the Target Market (as defined in Section 6.A.).

The Parties intend to independently identify and qualify sales opportunities in order to engage and deliver Joint Solutions based on their Core Competencies to Customers. Through this teaming relationship, either Party may bring Qualified Leads to the Project Office (identified in Section 4.A below) for consideration as a Joint Solution opportunity (as more fully described in Section 6. below).

The Parties agree to coordinate the activities of their respective Affiliates under this Agreement. This Agreement is written in English and signed with the understanding that the Parties are bound by its terms. The Parties will distribute copies of this Agreement to their respective Affiliates, when appropriate. The respective Affiliates receiving copies of this Agreement will acknowledge acceptance of these terms through a participation agreement letter that incorporates this Agreement by reference.( Sample is attached in Exhibit
A).

3.      ASSOCIATED CONTRACT DOCUMENTS

A. The Parties have entered into the following stand alone agreements that will be used to deliver the Joint Solutions to Customers:

        (1) The SSEA contains the terms under which ClickSoftware will supply IBM with Program Products and/or Services in connection with Customer engagements, as contemplated in Section 6.C.4 in projects where IBM acts as Prime. The parties will develop SOW for each specific project. The Parties have already developed a Master Scope Of Work reference number 4904IRO132 which will be used for developing future SOW at each specific project level.

        (2) The IBM International Agreement for Exchange of Confidential Information ("AECI") entered into between ClickSoftware ltd and IBM Israel for Exchange of Confidential Information No. Z125-6271-00 ("AECI"), on June 11, 2003 contains terms under which the Parties will exchange confidential information, if any.

B - The Parties intend to negotiate in good faith and enter into additional agreements as follows:

1) In the event ClickSoftware will act as a Prime and IBM as a Sub, the Parties will agree on a case- by-case basis on a Sub-Contractor Agreement containing terms and conditions acceptable to both Parties. This subcontractor agreement will be entered into between ClickSoftware and the local IBM Affiliate;

2) In the event the Parties agree to work as parallel contractors vis a vis a particular Customer, the parties will agree on a case-by-case basis as to whether the revenue deriving from the ClickSoftware sale will be counted as revenue achievement under this Agreement as well as under the Warrant Agreement.

The Warrant Agreement dated as of the date hereof, sets forth the terms and conditions relating to the issuance of a warrant to IBM which will vest based on the achievement of revenue performance milestones described therein

The Share Purchase Agreement dated as of the date hereof, sets forth the terms and conditions relating to the funding of the Project Office.

In the event of any inconsistency between the terms of the various agreements signed between the Parties and their respective Affiliates, the following order of precedence shall apply:

        1.      The Transaction document, such as the MSOW, an SOW or Work order
        2.      The SSEA or any Sub-Contractor Agreement
        3.      This Agreement.

4.      THE OPERATIONAL STRUCTURE OF THE TEAMING RELATIONSHIP.

A.      THE PROJECT OFFICE

The Project Office will manage the day-to-day affairs associated with the teaming relationship. IBM will dedicate ***1 whose main objective will be to perform the activities set forth in this Section 4. A in EMEA meaning Europe, Middle East and Africa and will also supervise the



-------------------------
1 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

activities in Asia Pacific countries (the "Project Office Leader"). IBM will also designate ***2 to perform the same activities set forth in this Section 4.A in Americas meaning the United States, Latin America and Canada (the Americas Resource) as coordinated by the Project Office Leader.

ClickSoftware will appoint a relationship executive who shall represent ClickSoftware in all of its activities with the Project Office ("Relationship Executive").

The Project Office Leader will have the following general skills:

        1. knowledgeable regarding the IBM organization, including IBM's Affiliates
        2. have a minimum of five years relevant experience in IBM business, sales and marketing experience necessary to perform the obligations hereunder; and
        3. experience in enterprise solutions sales and marketing to the Target Market.


The Parties will consult with each other regarding the appointments of the Project Office Leader and the Relationship Executive.

The Parties agree to perform the following activities within the following time periods unless extended by mutual agreement in writing:

        a. IBM will designate its Project Office Leader and the Americas Resource, and ClickSoftware will designate its Relationship Executive within twenty (20) working days after the Effective Date;
        b. The Parties will hold a kick-off meeting at a date to be mutually agreed after the designation of the Project Office Leader and the Relationship Executive;
        c. IBM will initiate, coordinate and run and ClickSoftware will participate in the Alliance to Win ("ATW") session as agreed by the Parties;
        d. The Parties will complete the Business Plan described in Section 4.E. below, which will include also the go to market plan, within forty (40) working days from the ATW date;
        e. Define and periodically update an opportunity and sales management process for engaging in offering and delivery of the Joint Solutions as soon as practicable;
        f.      Periodically update the Business Plan;
        g. Plan and execute internal marketing of the Joint Solutions in the Parties' respective organizations;
        h. Determine which Party will be the Prime for each Joint Solution opportunity using the criteria set forth in Section 6.C.4. below;
        i.      Resolve any conflicts of interest for each opportunity;
        j.      Identify, qualify and staff the Joint Initiatives;
        k.      Provide sales support for the Joint Solution;



-------------------------
2   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

        l. Monitor the provision of Services to Customers and establish measurable Service delivery and Customer satisfaction objectives for each engagement; and
        m.      Report issues and status of Project Office to the Management
                Council.

The Parties have already agreed that the Project Office Leader will be ***3 and that the Relationship Executive will be ***4.

The Project Office Leader and Relationship Executive may be replaced by either Party in consultation with the other Party. The new appointment shall be a person with experience, skills and responsibilities equivalent of the person replaced.

The Project Office Leader and the Relationship Executive will meet as required. Meetings will be scheduled at times and locations mutually agreed upon by both Parties.

B.      THE MANAGEMENT COUNCIL

The Parties will establish a Management Council, comprised of at least two (2) representatives from each Party. The IBM representatives will include the Project Office Leader and the ClickSoftware representatives will include the Relationship Executive. The Management Council will hold its first meeting within the first ninety (90) calendar days of the Effective Date.

The Management Council will perform the following activities:

        a.      Hold quarterly meetings, unless otherwise required, to discuss:
                o       progress on current and new Joint Initiatives, and
                o adjustments to the Business Plan, as mutually agreed in writing.
        b. Determine strategies and objectives, and provide guidance to the Project Office in the development of the Business Plan and opportunities and sales management process as described in
                Section 4.E. below;
        c. Measure/monitor the performance of the teaming relationship and make all necessary adjustments to the Project Office;
        d.      Attempt to resolve disputes between the Parties;
        e.      Escalate unresolved disputes to the Executive Sponsors; and
        f. Determine whether to change the list of Core Competencies on Attachment A pursuant to the mutual agreement of the Parties.

The ClickSoftware Management Council representatives will be ***5 and the Relationship Executive. The IBM Management Council representatives will be ***6 and the Project Office



-------------------------
3   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

4   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

5   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Leader. A Party's management representatives may be replaced in consultation with the other Party, and any new member(s) shall have with the experience, skills and responsibilities equivalent of the member replaced.

C.       EXECUTIVE SPONSORS

Each Party will designate a single Executive Sponsor for this Agreement. The Executive Sponsors will be responsible for:

        1)      Assisting the Management Council in the settlement of disputes;
                and
        2) Facilitating any changes to the Parties' working relationship based upon market developments .

The ClickSoftware Executive Sponsor will be ***7. The IBM Executive Sponsor will be ***8. A Party's Executive Sponsor may be changed by notice to the other Party, and such new Executive Sponsor shall be an individual with responsibilities equivalent to the Executive Sponsor that was replaced.

D.      RELATIONSHIP

The Parties shall perform their obligations under this Agreement as independent contractors and nothing herein shall be construed as creating any partnership, joint venture or any other similar relationship between the Parties. Each Party shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to its employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

E.      BUSINESS PLAN.

The Parties will mutually develop and agree upon a business plan (" Business Plan") regarding alliance and teaming activities within forty (40) working days of the date of the ATW. The Business Plan will set forth those objectives that each Party individually would like to achieve in connection with this Agreement as well as the objectives the Parties would like to achieve collectively (e.g. go-to-market plan, lead generation, target customers, market development, respective channels of distribution, sales training). The Parties will mutually modify the Business Plan from time to time, as the Parties deem necessary.

5.      MARKETING AND MARKET SUPPORT FOR JOINT INITIATIVES



-------------------------
6   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

7   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

8   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

The Parties agree to perform and/or provide their respective responsibilities as outlined herein and in the Business Plan in support of the marketing and promotion of the Joint Solutions .

A.      MUTUAL RESPONSIBILITIES

1) FUNDING: On a case by case basis, the Parties may agree to allocate expenses incurred or to be incurred in connection with Joint Initiatives or with Joint Initiatives campaigns, promotional activities for their pre-sales efforts and with regards to the marketing and sale of Joint Solutions. The Business Plan will identify marketing activities including joint publications and travel and the Parties may mutually agree upon the funding required for such activities.

2)      MARKETING EXTERNAL:

Each Party shall:
        a. as it may mutually be agreed by the Parties, cooperate with the other in (i) joint public relations announcements approved in writing in advance by both Parties and (ii) other ongoing public relations, as it may mutually be agreed by the Parties. After the signature of the Agreement, IBM will participate in a press release to be issued by ClickSoftware. Furthermore the Parties may issue a joint press release describing the business relationship detailed in this Agreement once a referenceable Customer for a Joint Solution has been secured;
        b . create Marketing Materials, at its own expense, for its respective Core Competencies and public relations releases utilizing Customer information that is industry and solution (e.g. Categories) oriented;
        c. provide such Marketing Materials to the other Party for purposes of the Joint Solutions;
        d. assist with pilot Customer installations for Joint Solutions, as agreed by the Project Office Leader and the Relationship Executive. Each Customer engagement will dictate the unique "pilot" activities. The pilot activities may include a limited amount of Product and Services for proof of concept purposes. Normally, participation in such pilots will be at no charge to the other Party. However, where appropriate (e.g., the Customer is paying for the pilot) the Parties may be compensated by the Customer for their pilot activities subject to the agreement of the Parties which will be documented in a Transaction Document.

3)      MARKETING INTERNAL:

Each Party shall participate in a shared requirements process, through which the Parties have the ability to provide feedback and input based on the reporting Party's experience in the field with Customers regarding modifications or enhancements to the other Party's Core Competencies for future consideration and possible inclusion.

B.      CLICKSOFTWARE RESPONSIBILITIES

1)      MARKETING EXTERNAL:

ClickSoftware  shall:
        a. designate IBM as a partner of ClickSoftware for wireless and mobile solution;

        b. promote Joint Solutions to existing ClickSoftware services customer base as specified in the Business Plan;
        c. participate with IBM in tradeshows/seminars/wireless workshops, as mutually agreed upon and specified in the Business Plan;
        c. Where possible, provide Customer video testimonials for inclusion in joint marketing activities with IBM's approval;
        d. promote the Joint Initiative in media, highlighting the solution and the benefits that it brings to enterprise business Customers as specified in the Business Plan;
        e. promote the Joint Solutions to potential Customers for the purpose of increasing awareness, understanding and the sale of Joint Solutions ; and
        f.      provide to the Project Office Qualified Leads for the Joint
                Solutions;

2)      MARKETING INTERNAL:

ClickSoftware  shall:
        a. recommend IBM's Core Competencies, where appropriate, based upon customer requirements and technical capabilities;
                (1) advise ClickSoftware's sales representatives and ClickSoftware's identified enterprise focused channel partners of the merits of the IBM's Core Competencies; and
                (2) include marketing descriptions of IBM Core Competencies on ClickSoftware's internal sales media.
        b. promote Joint Solutions on the ClickSoftware internal sales media; and
        c. create internal awareness of and inform ClickSoftware sales and support personnel of the IBM/ClickSoftware relationship & IBM's Core Competencies in the area of wireless solutions.

3)      DEMONSTRATION UNITS:

ClickSoftware  shall:
        a. provide IBM early access to ClickSoftware's Core Competencies, as such Core Competencies are made available to ClickSoftware's beta testing customers including programs and changes, revisions, enhancements, thereto as well as new releases solely for use in connection with Joint Solutions; and
        b. Share Customer requirements for consideration in future IBM solutions.

4)      TRAINING:

ClickSoftware shall:
provide training, relating to ClickSoftware's Core Competencies ("Training") and associated Training materials to IBM's personnel as defined in the MSOW of the SSEA. The Parties may agree to additional training from time to time which will be documented in a Transaction Document to be attached to the SSEA.

5)      CUSTOMER CARE/SERVICE

ClickSoftware will make reasonable efforts to (i) assist IBM personnel participating in Project Office in the methods of selling ClickSoftware Products and Services and (ii) assist IBM with technical issues of ClickSoftware Products and Services.

6)      PROJECT OFFICE FUNDING

In order to contribute towards the costs of the Project Office Leader and the America's Resource and the associated expenses of their normal business activities associated with the Project Office, ClickSoftware will pay IBM ***9. This amount shall be payable quarterly as follows: ***10.

ClickSoftware will issue to IBM 100,000 ClickSoftware ordinary shares on the date of the First Closing as set forth in the Share Purchase Agreement, at a per share price equal to the par value of such shares, for an aggregate cash purchase price of NIS 2,000, as set forth in the Share Purchase Agreement dated as of the date hereof.

Provided that this Agreement has not been terminated prior to such date, on the date of the Subsequent Closing as set forth in the Share Purchase Agreement, ClickSoftware will issue to IBM an additional ClickSoftware 100,000 ordinary shares at a per share price equal to the par value of such shares, for an aggregate cash purchase price of NIS 2,000, as set forth in the Share Purchase Agreement dated as of the date hereof.

The quarterly payments ***11 will be subject to the issuance of an invoice by IBM to ClickSoftware which will include, ***12. ClickSoftware will wire this quarterly payment to the IBM bank account specified on the invoice, within thirty calendar days of receipt of such invoice.

The terms and conditions governing the issuance by ClickSoftware of 200,000 ordinary shares to IBM are set forth in the Share Purchase Agreement attached hereto as Exhibit B.

C.      IBM RESPONSIBILITIES

1)      MARKETING EXTERNAL:



-------------------------
9    Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

10   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

11   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

12   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

IBM shall:
        a. designate ClickSoftware as a partner of IBM for wireless and mobile solution;
        b. promote Joint Solutions to existing IBM services customer base as specified in the Business Plan;
        c. include the Joint Solutions in tradeshows/seminars/wireless workshops, and industry marketing events as mutually agreed upon and specified in the Business Plan;
        c. where possible, provide Customer video testimonials for inclusion in joint marketing activities with IBM's approval;
        d. promote the Joint Initiative in media, highlighting the solution and the benefits that it brings to enterprise business Customers as specified in the Business Plan;
        e. promote the Joint Solutions to potential Customers for the purpose of increasing awareness, understanding and the sale of Joint Solutions ; and
        f.      provide to the Project Office Qualified Leads for the Joint
                Solutions

2)      MARKETING INTERNAL:

IBM shall:
        a.      provide to the Project Office Qualified Leads for the Joint
                Solutions;
        b. promote the Joint Initiatives on IBM's internal wireless website (e.g. Webcasts);
        c. promote ClickSoftware at IBM wireless seminars, workshops and training events (e.g. Wireless, e-business University) as specified in the Business Plan; and
        d. create internal awareness of and inform IBM sales and support personnel of the IBM/ClickSoftware relationship & ClickSoftware's Core Competencies as described herein.

3)      TRAINING:

        Make available the identified IBM resources for Training on ClickSoftware Core Competencies as specified in the Business Plan.

Either Party may authorize its Affiliates to perform all, or a portion of, its obligations under this Section 5. Each Party remains responsible for any actions it may authorize its Affiliates to perform under this section.

6.      SALES

A.      TARGET MARKETS

The primary markets where the Parties will focus their efforts to generate Qualified Leads are Pervasive/Wireless e-business enterprise customers in the following industries ("Target Markets"):

        o       ***13
        o       ***14
        o       ***15
        o       ***16



-------------------------
13   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

B.      SALES OF JOINT SOLUTIONS

1) The details pertaining to the various scenarios and business opportunity within the Target Market will be defined in the ATW session and documented in the Business Plan. The terms relating to the delivery of one Party's Core Competencies will be governed, as the case may be, either by the SSEA, the MSOW or by the Sub-contractor Agreement as well by the applicable Transaction Document.

2) Each Party will be responsible for compensating their respective sales forces for any Joint Solution engagements.

C.      OPPORTUNITY MANAGEMENT

1)      CUSTOMER LEAD GENERATION:

The Parties will generally continue their efforts and investments in the lead generation phase of the sales cycle independently of each other. However, they agree to actively pass Qualified Leads to each other that are consistent with the Target Market focus and that meet the requirements established in the Business Plan. Such leads will be submitted to the Project Office Leader or to Relationship Executive as the case may be, and may be shared with each other.

2)      SUBMISSION AND CONSIDERATION OF QUALIFIED LEADS:

The Project Office will use the established opportunity management and sales process, as defined in the Business Plan, to determine whether or not to engage in a Joint Solution. If a Party declines to participate in a Joint Initiative, the Party that submitted the Qualified Lead shall be entitled to pursue such lead alone or in combination with others, without any obligation to the declining Party. The Party submitting a Qualified Lead acknowledges that, during the above-described Joint Initiative evaluation process, individuals employed by the other Party or its Affiliates may be simultaneously engaging (either directly or in combination with others) in pursuing the same opportunity, without having been informed of such opportunity by and without the knowledge of the either the Project Office Leader or the Relationship Executive as the case may be. The Parties agree that the Party who declines to participate in a Joint Initiative shall not be considered to be in violation of any obligation under this Teaming Agreement by virtue of such simultaneous pursuit. If a Party agrees to participate in a Joint Initiative, the Project Office Leader or the Relationship Executive as the case may be will, under Section 6.C.4 ).b., below, determine which Party will act as the Prime. The Parties expressly recognize and agree that nothing in this Agreement obligates a Party to accept any particular opportunity as a Joint Initiative .



-------------------------
14   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

15   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

16   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

3)      SALES LEAD TRACKING AND SUPPORT:

The Project Office Leader shall track Qualified Leads, which the Parties have agreed to pursue as Joint Initiatives and the Parties will provide sales support as they have mutually agreed upon in writing.

4)      INITIAL ACTIVITIES RELATED TO JOINT INITIATIVES:

After both Parties have accepted an opportunity as a Joint Initiative, the Project Office Leader and Relationship Executive will take the following steps in the following order:

        a. They will evaluate and agree upon a high level description for implementation of the Joint Solution for a potential Customer (the "Framework"). The Framework will have sufficient detail to determine the probable levels of responsibility for each of the Parties in developing and deploying the solution and the types of skills and resources that are likely to be required.

        b. It is intended that the Joint Solutions will be offered to the Customer under a single contract between a Party, who will act as the Prime, and the Customer. The Parties agree that all sales of ClickSoftware's Products shall be governed by ClickSoftware's standard license agreement.

        c. Based on the Framework, the Project Office Leader and the Relationship Executive will jointly determine which Party will act as the Prime and which Party will act as the Sub. It is hereby agreed, that in most of the cases IBM will act as Prime. However, the Parties may agree that the Party which is expected to have the greatest level of responsibility in the deployment of the Joint Solution will be selected to function as the Prime unless (1) that Party is unable to make available to the Joint Solutions sufficient personnel with the requisite skills to act as the Prime or (2) a Customer requests that a particular Party be the Prime (it being understood that a Customer preference for a Prime may result in additional cost to that Customer). The Project Office Leader and the Relationship Executive shall use the following criteria to assist in determining which Party will act as Prime for each Joint Solutions:

                o       Stated Customer preference;
                o The relative strength of each Parties' relationship with the Customer;
                o The level of value-added content or Core Competencies to be provided by each Party; and
                o Other factors that may be mutually agreed upon by the Parties.

        c. The Project Office Leader and the Relationship Executive will select a team (the "Solutions Team") to develop the Joint Solution that will be submitted to the Customer. The Solutions Team will have one or more representatives from each Party's organization. If the Qualified Lead was provided to the Parties by a third party, and the Framework includes products or services to be provided by that third party, the Solutions Team may also include a representative from that third party. The Solutions Team will be responsible for developing the proposal and the proposal strategy for the Joint Solution and for overseeing the contracting process, all as more fully set forth below.

D.      DISPUTE RESOLUTION.

Both Parties will attempt in good faith to resolve all disputes or defaults by mutual agreement before initiating any legal action or attempting to enforce any rights or remedies hereunder. The Project Office Leader and the Relationship Executive shall meet to discuss the resolution of the dispute or default. If they are unable to do so within thirty (30) calendar days, the dispute shall be escalated to the Management Council. If the Management Council is unable to resolve the issue within fifteen (15) calendar days of the dispute having been referred to it, the dispute shall be escalated to the Executive Sponsors. If unresolved at the end of sixty (60) calendar days and after escalation to the Executive Sponsors, either Party may pursue any rights or remedies as they may have at law or in equity.

E.      EXPENSES

The Parties will be solely responsible for the expenses they individually incur and both Parties will exercise reasonable efforts to minimize expenses associated with meetings including, but not limited to, meeting via telephone, personal computer conferencing, exchanging documents electronically, using e-mail or fax machines and the like.

7.      TERM AND TERMINATION.

The term of this Agreement shall be ***17 from the Effective Date, subject to early termination as specified in this Article. The occurrence of the First Closing, as defined and as set forth in the Share Purchase Agreement, is a condition to the entering into of this Agreement by the Parties.

A)      EARLY TERMINATION
Either Party may terminate this Agreement by giving the other Party not less than 60 calendar days written notice prior to the anniversary date of the Agreement, if such Party decides not to extend the activities of the Project Office for an additional year. Such termination will take effect at the end of the specific year during which notice is given. In such case, the Party to whom notice is given agrees that it shall not have the right to claim damages from the terminating Party in connection with this early termination. For avoidance of doubt, in such case, the Parties agree that IBM will retain the payment of ***18 and the shares which had previously been issued to IBM.



-------------------------
17   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

B)      TERMINATION FOR BREACH
Either Party may terminate this Agreement for material breach by the other Party upon written notice containing the specific nature and dates of the material breach. The breaching Party will have thirty (30) calendar days from receipt of the notice to cure such breach. If such breach has not been timely cured, then the non-breaching Party may immediately terminate this Agreement upon written notice.
In the event of termination by IBM for material breach by ClickSoftware, the Parties agree that IBM will retain the payment of ***19 and the shares which had previously been issued to IBM and eventually claim damages in the event ClickSoftware fails to issue to IBM the shares that were due to IBM prior to termination.

8.      WARRANTY

Each Party represents and warrants to the other Party as to itself that the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action on its part.

THE WARRANTIES IN THIS SECTION 8 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF
NONINFRINGEMENT, NONINTERFERENCE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.      LIMITATION OF LIABILITY

Circumstances may arise where, because of a default by a Party or other liability, the other Party is entitled to recover damages from that defaulting Party. In each such instance regardless of the basis on which such a claim is based (including fundamental breach, negligence, misrepresentation, or other contract or tort claim) a Party is liable for no more than ***20 (or a particular country equivalent) per claim. This limit also applies to any of a Party's subcontractors. It is the maximum for which a Party and its subcontractors are collectively responsible. This limitation shall not apply to the breach of the AECI, violation of the other Party's Intellectual Property Rights, and to claims by a Party for bodily injury or damage to real property or tangible personal property for which the other Party is legally liable.



-------------------------
18   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

19   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

20   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Neither Party shall be liable to the other for any third party's claim (subject to Section 10 below), nor for any economic consequential damages (including lost profits, business, revenue, good will or anticipated savings and loss of or damage to data and records), incidental damages or punitive damages, even if advised that any of these types of damages may occur.

10.     INDEMNIFICATION

A       INDEMNIFICATION

Each Party (the "Indemnitor") will indemnify, defend and hold harmless the other Party and its Affiliates, and its and their respective shareholders, controlling persons, directors, officers, employees and agents (collectively, the "Indemnitees"), from and against any and all third Party claims, costs, including reasonable attorneys' fees, damages, liabilities and expenses (collectively, "Losses") that a court finally awards, arising out of or resulting from any modification, alteration by the Indemnitor of an Indemnitee Product and as a result of which such modification or such product as modified by the terminating Party infringes that third party's patent or copyright.

B.      INDEMNIFICATION PROCEDURE:

        The Indemnitee shall provide the Indemnitor (a) reasonably prompt written notice of any such claim or action and permit the Indemnitor to answer and defend such claim or action and (b) information available to the Indemnitee, reasonable assistance and authority, at the Indemnitor's expense, to assist the Indemnitor in defending such claim or action. The Indemnitor will not be responsible for any settlement made by the Indemnitee without the Indemnitor's written permission, which permission will not be unreasonably withheld or delayed. In the event the Parties agree to settle a claim or action, each Party agrees not to publicize the settlement without first obtaining the other Party's written permission, which permission will not be unreasonably withheld or delayed.

11.     ADVERTISING AND PUBLICITY


Each Party grants to the other the right to use the other Party's Marketing Materials as provided by the owning Party in support of the joint marketing activities contemplated under this Agreement. The receiving Party shall not alter the Marketing Materials in any manner, except as authorized by the owning Party. Any goodwill attaching to a Party's trademarks, service marks, or trade names belongs to the owning Party.

Neither Party shall identify, either expressly or by implication, this relationship, the other Party or use any of the other Party's names, trademarks, tradenames, service marks, or other proprietary marks in any advertising, press releases, publicity matters or other promotional materials without the other Party's prior written approval.

Neither Party is granted or vested with any right, title or interest in or to any of the trademarks of the other Party by virtue of this Agreement, and all of the trademarks shall remain the property of their respective owners. In the performance of this Agreement, each Party will comply with all applicable trademark laws and regulations.

Except as expressly set forth herein, neither Party shall identify, either expressly or by implication, this relationship, the other Party or use any of the other Party's trademarks any advertising, press releases, publicity matters or other promotional materials without the other Party's prior written approval., not to be unreasonably withheld or delayed.

12.     GENERAL

A. NOTICES. Any notice required or permitted under this Agreement will be sent to the representative named below, and shall be effective upon receipt as demonstrated by reliable written confirmation (for example: certified mail receipt, courier receipt or facsimile receipt confirmation sheet). Each Party will notify the other if their representative changes.

For ClickSoftware: ***21                             For IBM: ***22

B. RIGHTS AND LICENSES. As between the Parties, each Party retains all right, title and interest in an to (including, without limitation all Intellectual Property Rights) its trademarks, tradenames, Products, Services, Marketing Materials and Core Competencies. No rights or licenses to either Party's intellectual property are granted hereunder except as expressly provided in this Agreement.

C. ASSIGNMENT. Unless otherwise expressed in this Agreement, neither Party will assign their rights or delegate or subcontract their duties under this Agreement to third parties without the prior written consent of the other Party, such consent not to be unreasonably withheld. However, this Agreement may be assigned in conjunction with the sale of a substantial part of a Party's business that utilizes this Agreement. Any unauthorized assignment of this Agreement is void.

D. FORCE MAJEURE. Neither Party will be considered in default or liable for any delay or failure to perform any provision of this Agreement if such delay or failure arises directly or indirectly out of an act of God, acts of the public enemy, freight embargoes, quarantine restrictions, unusually severe weather conditions, insurrection, riot, and other such causes beyond the reasonable control of the Party responsible for the delay or failure to perform, provided the affected Party notifies the other Party within fifteen (15) calendar days of the occurrence.

E. LIMITATION OF ACTIONS. Neither Party will bring a legal action under this Agreement more than two years after the cause of action arose.



-------------------------
21   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

22   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

F. GOVERNING LAW. Both Parties consent to the application of the laws of England to govern, interpret, and enforce all of ClickSoftware's and IBM's rights, duties, and obligations arising from, or relating in any manner to, the subject matter of this Agreement, without regard to conflict of law principles.

G. FREEDOM OF ACTION. Notwithstanding any mutual strategic relationship between the Parties, or that the Parties elect to provide a solution to a customer as part of a Joint Initiative, either IBM or ClickSoftware may offer (either by itself or together with third parties) to provide to a Customer Services or Products whether or not such Services or Products are competitive to those contained in a Joint Solution without any obligation to the other Party. Either Party may independently develop, acquire and market materials, Products and Services that may be competitive with (despite any similarity to) the other Party's Products or Services.

H. CONFIDENTIALITY. The Parties agree that they shall maintain the terms and conditions of this Agreement as "Information" pursuant to the terms of the AECI, subject to the Parties' compliance and reporting obligations under applicable laws and regulations.

I. ENTIRE AGREEMENT. Except as set forth in Sections 3 and 12.H. this Agreement and its applicable Attachments are the complete agreement regarding these transactions, and replace any prior oral or written communications between the parties. If any term in this Agreement is found by competent judicial authority to be unenforceable in any respect, the validity of the remainder of this Agreement will be unaffected, provided that such unenforceability does not materially affect the parties' rights under this Agreement. This Agreement may only be amended or modified by a writing signed by both Parties.

By signing below, both Parties agree to the terms of this Agreement. Once signed, any reproduction of this Agreement by any reliable means (for example, photocopy or facsimile) is in all respects equivalent to an original unless prohibited by local law.

IBM United Kingdom, Ltd.                        ClickSoftware Technologies, Ltd.



By: ________________________________            By: ___S/S Moshe Ben Bassat

Name:   ***23                                   Name:  Moshe Ben Bassat
Title:  ***24                                   Title: Chief Executive Officer
Date:   July 1, 2004                            Date:  July 1, 2004



-------------------------
23   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

24   Information redacted pursuant to a confidential treatment request by
ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

ATTACHMENT A-1
CLICKSOFTWARE 'S CORE COMPETENCIES

The following are provided by ClickSoftware for integration into Joint
Solutions.




PRODUCTS:

SERVICE OPTIMIZATION SUITE TM
CLICKSCHEDULE TM
CLICKFORECAST TM
CLICKPLAN TM
CLICKANALYZE TM
CLICKFIX TM


SERVICES:

CONSULTING
IMPLEMENTATION
BUSINESS ANALYSIS
SUPPORT AND MAINTENANCE
SERVICE OPTIMIZATION REVIEW
COST BENEFIT ANALYSIS
GEOSPATIAL ANALYSIS

ATTACHMENT A-2
IBM'S CORE COMPETENCIES


IBM provides the following for integration into Joint Solutions.


PROGRAMS: Lotus Notes, Tivoli Management Software, Middleware Software (i.e. Webshpere Everyplace Suite, MQ Series)

MACHINES:  PC Company Devices (e.g. Thinkpad) and Servers (e.g. AS/400)

NON IBM HARDWARE: To be determined on a case by case basis.

SERVICES: IBM mobile and wireless e-business services consisting of Consulting, Systems Integration, Logistics Support and Delivery, Migration Services, Help Desk, Outsourcing Services, Web Hosting Services, Site Services.

                EXHIBIT A TO CLICKSOFTWARE/IBM TEAMING AGREEMENT
--------------------------------------------------------------------------------



       SAMPLE PARTICIPATION AGREEMENT BY IBM AND CLICKSOFTWARE AFFILIATES

IBM Lead Company Name:              IBM United Kingdom Ltd.

ClickSoftware Lead Company Name:    ClickSoftware Technologies Ltd.

Teaming Agreement Reference Number:

This Participation Agreement acknowledges our acceptance of the terms of the ClickSoftware/IBM Teaming Agreement identified above (called the "Agreement") and incorporates its terms.

This Participation Agreement, the Agreement and its associated supplemental contract documents are the complete agreement regarding business transactions between us related to its subject matter, and replace any prior oral or written communications between us regarding such business transactions.

By signing below, both of us agree to the terms of this Participation Agreement and the Agreement. Once signed, 1) unless prohibited by applicable law or specified otherwise, any reproduction of this Participation Agreement, the Agreement or its associated supplemental contract documents made by reliable means (for example, photocopy or facsimile) is considered an original and 2) all business transactions we engage in under the Agreement are subject to it.




Agreed to:                                  Agreed to:
ClickSoftware  Company name:                IBM Company name:

By__________________________________        By__________________________________
         Authorized signature                         Authorized signature

Name (type or print):                       Name (type or print):

Date:                                       Date:
CLickSoftware  Company address:             IBM Company address:






--------------------------------------------------------------------------------
After signing, please return a copy of this Acceptance Document to the "IBM Company address" shown above.
--------------------------------------------------------------------------------